UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2016

TRANSBIOTEC, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53316	26-0731818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 N. Tustin Ave., Suite 225

Santa Ana, CA 92705

(Address of principal executive offices) (zip code)

(714) 667-7139

(Registrant’s telephone number, including area code)

_____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2016, our Board of Directors appointed John O’Brien, to the position of Chief Financial Officer (our Principal Financial Officer) of the company. Mr. O’Brien is not related to any of our current officers or directors by family or marriage.

John O’Brien, age 64, is our Chief Financial Officer, appointed on September 14, 2016. From 2005-2010, Mr. O’Brien was First Vice President Business Financial Officer, Credit Card Operations for Bank of America. In this position, Mr. O’Brien managed the construction of business line annual expense plans and monthly expense and revenue forecasts for U.S. credit card operations. He also evaluated and presented actual monthly expense variances to the Chief Financial Officer for both plan and forecasts for the following divisions: credit card new account acquisition, retention business, credit line increases and consumer lending products. Mr. O’Brien retired from this position in 2010 and since that time has primarily been involved with Consumer Credit Counseling Service and establishing a financial consulting service, O’Brien Financial Consulting. From 1990 to 2005, Mr. O’Brien held a variety of positions with MBNA America Bank, including First Vice President, Corporate Strategic Planning. In this position, Mr. O’Brien managed corporate account profitability reporting for $120B credit card bank for U.S., Europe and Canada operations, analyzing and forecasting expense and revenue within the various marketing channels. Mr. O’Brien received his B.A., Finance from Providence College and his M.B.A., Finance from Fairleigh Dickinson University.

On October 12, 2016, Ronald Williams resigned from our Board of Directors. We are not aware of any disagreements Mr. Williams had with us required to be disclosed under this Item. We will provide Mr. Williams with a copy of this disclosure in Item 5.02, and provide Mr. Williams with the opportunity to furnish us as promptly as possible with a letter addressed to us stating whether he agrees with the statements made by us in response to this Item 5.02 and, if not, stating the respects in which he does not agree. In the event we receive a letter from Mr. Williams related to this Item 5.02 disclosure we will provide such letter as an exhibit to a subsequent Form 8-K within two business days of receiving such a letter.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransBiotec, Inc. a Delaware corporation

Dated: November 8, 2016	By:	/s/ Ivan Braiker
	Name:	Ivan Braiker
	Its:	Chief Executive Officer

3